Exhibit 99.1

FOR RELEASE: Friday, July 26, 2024 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS

FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2024

Shreveport, Louisiana – July 26, 2024 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended June 30, 2024, of $638,000 compared to net income of $1.3 million reported for the three months ended June 30, 2023. The Company’s basic and diluted earnings per share were both $0.21, respectively, for the three months ended June 30, 2024, compared to basic and diluted earnings per share of $0.42 and $0.40, respectively, for the three months ended June 30, 2023. The Company reported net income of $3.6 million for the year ended June 30, 2024, compared to $5.7 million for the year ended June 30, 2023. The Company’s basic and diluted earnings per share were both $1.18 for the year ended June 30, 2024 compared to $1.89 and $1.80, respectively, for the year ended June 30, 2023.

The decrease in net income for the three months ended June 30, 2024, compared to the same period in 2023, resulted from a decrease in net interest income of $1.1 million, or 20.0%, partially offset by a decrease in non-interest expense of $207,000, or 4.9%, a decrease in provision for income taxes of $157,000, or 45.8%, a decrease in the provision of credit losses of $105,000, or 70.0%, and an increase in non-interest income of $2,000, or 0.4%, The decrease in net interest income for the three months ended June 30, 2024, compared to the same period in 2023, resulted from an increase in total interest expense of $1.2 million, or 50.5%, partially offset by an increase in total interest income of $70,000, or 0.9%.  The Company’s average interest rate spread was 2.15% for the three months ended June 30, 2024, compared to 2.84% for the three months ended June 30, 2023. The Company’s net interest margin was 2.91% for the three months ended June 30, 2024, compared to 3.35% for the three months ended June 30, 2023.

The decrease in net income for the year ended June 30, 2024, compared to the year ended June 30, 2023, resulted from a decrease in net interest income of $2.6 million, or 12.1%, a decrease in non-interest income of $515,000, or 24.5%, and an increase in non-interest expense of $413,000, or 2.6%, partially offset by a decrease in the provision of credit losses of $828,000, or 95.4%, and a decrease in provision for income taxes of $590,000, or 55.3%. The decrease in net interest income for the year ended June 30, 2024, compared to the year ended June 30, 2023, resulted from an increase in total interest expense of $7.8 million, or 154.2%, partially offset by an increase in total interest income of $5.2 million, or 19.7%. The increase in total interest expense for the year ended June 30, 2024, compared to the year ended June 30, 2023, was primarily due to a $7.5 million, or 166.3% increase in interest expense on deposits. The increase in interest expense on deposits was primarily due to an $87.5 million, or 69.4%, increase in average balance of certificates of deposit, combined with a 181 basis point increase in rate paid on certificates of deposit for the year ended June 30, 2024, compared to the year ended June 30, 2023. The Company’s average interest rate spread was 2.38% for the year ended June 30, 2024, compared to 3.37% for the year ended June 30, 2023. The Company’s net interest margin was 3.08% for the year ended June 30, 2024, compared to 3.73% for the year ended June 30, 2023.

On July 1, 2023, the Company adopted the new current expected credit loss (“CECL”) methodology for estimating credit losses.  This resulted in a $189,000 increase to the allowance for credit losses (the “ACL”) and a one-time cumulative adjustment resulted in a $189,000 decrease to stockholders’ equity.  For purchased credit deteriorated loans, the Company applied the guidance under CECL using the prospective transition approach.  As a result, the Company adjusted the amortized cost basis of the purchased credit deteriorated loans by $170,000 to reclassify the purchase discount to the allowance for credit losses on July 1, 2023.  The ACL account increased $359,000 from these two transactions.  No provision expense was recorded in the first quarter of fiscal 2024, a recovery of credit losses of $16,000 was recorded in the second quarter of fiscal 2024, a provision of $11,000 was recorded in the third quarter of fiscal 2024 and a provision of $45,000 was recorded in the fourth quarter of fiscal 2024.  As of June 30, 2024, the ACL was $4.6 million, and the ratio of ACL to gross loans was 0.96%.  As of June 30, 2023, the ACL was $5.2 million, and the ratio of ACL to gross loans was 1.05%.

The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended June 30,
	2024		2023
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$485,859	5.85%	$511,045	5.39%
Investment securities	98,277	2.13	121,911	2.07
Interest-earning deposits	19,094	4.97	19,282	5.28
Total interest-earning assets	$603,230	5.21%	$652,238	4.77%

Interest-bearing liabilities:
Savings accounts	$75,523	1.18%	$88,790	0.33%
NOW accounts	67,460	0.72	71,102	0.34
Money market accounts	78,543	2.53	128,377	1.78
Certificates of deposit	224,791	4.42	181,439	3.13
Total interest-bearing deposits	446,317	2.98	469,708	1.81
Other bank borrowings	7,149	8.38	8,319	8.29
FHLB advances	-	-	583	5.51
Total interest-bearing liabilities	$453,466	3.07%	$478,610	1.93%

	For the Year Ended June 30,
	2024		2023
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$499,237	5.81%	$442,469	5.30%
Investment securities	106,526	2.33	113,332	1.95
Interest-earning deposits	8,550	4.34	22,001	4.43
Total interest-earning assets	$614,313	5.19%	$577,802	4.61%

Interest-bearing liabilities:
Savings accounts	$74,135	0.65%	$105,850	0.29%
NOW accounts	67,224	0.53	63,074	0.26
Money market accounts	93,178	2.46	106,146	1.02
Certificates of deposit	213,662	4.15	126,156	2.34
Total interest-bearing deposits	448,199	2.68	401,226	1.12
Other bank borrowings	8,700	8.45	6,784	7.28
FHLB advances	3,119	5.77	1,623	4.87
Total interest-bearing liabilities	$460,018	2.81%	$409,633	1.24%

The $2,000 increase in non-interest income for the three months ended June 30, 2024, compared to the same period in 2023, resulted from an increase in gain on sale of loans of $19,000, an increase in other non-interest income of $9,000, and an increase in income on bank owned life insurance of $3,000 partially offset by a decrease in service charges on deposit accounts of $29,000. The $515,000 decrease in non-interest income for the year ended June 30, 2024, compared to the year ended June 30, 2023, resulted from an increase in loss on sale of real estate of $415,000, a decrease in gain on sale of loans of $201,000, and a decrease in gain on sale of fixed assets of $4,000, partially offset by an increase in service charges on deposit accounts of $48,000, an increase in gain on sale of securities of $26,000, an increase in other non-interest income of $24,000, and an increase in income from bank owned life insurance of $7,000. The decrease in gain on sale of loans for the year ended June 30, 2024, was primarily due to a decrease in mortgage loan originations caused by the higher interest rate environment.  The loss on sale of real estate for the year ended June 30, 2024, was primarily due to the bulk sale of twenty-one distressed rental properties in December 2023.

The $207,000 decrease in non-interest expense for the three months ended June 30, 2024, compared to the same period in 2023, resulted from decreases in data processing expense of $136,000, deposit insurance premium expense of $44,000, advertising expense of $43,000,  professional fees of $33,000, amortization of core deposit intangible expense of $27,000, loan and collection expense of $19,000, and compensation and benefits expense of $7,000, partially offset by increases in occupancy and equipment expense of $37,000, franchise and bank shares tax expense of $23,000, audit and examination fees of $22,000, and other non-interest expense of $20,000. The $413,000 increase in non-interest expense for the year ended June 30, 2024, compared to the year ended June 30, 2023, resulted from increases in compensation and benefits expense of $436,000, audit and examination fees of $235,000, amortization of core deposit intangible expense of $160,000, franchise and bank shares tax expense of $125,000, other non-interest expense of $125,000, occupancy and equipment expense of $122,000, deposit insurance premium expense of $96,000, and advertising expense of $20,000, partially offset by decreases in professional fees of $676,000, data processing expense of $187,000, and loan and collection expense of $43,000. The decrease in professional fees for the year ended June 30, 2024, was primarily due to the acquisition of First National Bank of Benton, which increased professional fees for the year ended June 30, 2023. The increases in compensation and benefits expense were primarily due to additional branch and back office staff.

Total assets decreased $23.4 million, or 3.5%, from $660.9 million at June 30, 2023 to $637.5 million at June 30, 2024. The decrease in assets was comprised of decreases in net loans receivable of $18.6 million, or 3.8%, from $489.5 million at June 30, 2023 to $470.9 million at June 30, 2024, investment securities of $18.0 million, or 15.8%, from $114.0 million at June 30, 2023 to $96.0 million at June 30, 2024, core deposit intangible of $334,000, or 21.8%, from $1.5 million at June 30, 2023 to $1.2 million at June 30, 2024, deferred tax asset of $132,000, or 10.1%, from $1.3 million at June 30, 2023 to $1.2 million at June 30, 2024, other assets of $75,000, or 5.3%, from $1.4 million at June 30, 2023 to $1.3 million at June 30, 2024, accrued interest receivable of $15,000, or 0.8%, from $1.8 million at June 30, 2023 to $1.78 million at June 30, 2024, and partially offset by increases in cash and cash equivalents of $10.2 million, or 41.1%, from $24.8 million at June 30, 2023 to $34.9 million at June 30, 2024, loans-held-for-sale of $1.7 million, from $4,000 at June 30, 2023 to $1.7 million at June 30, 2024, premises and equipment of $1.7 million, or 10.5%, from $16.6 million at June 30, 2023 to $18.3 million at June 30, 2024, bank owned life insurance of $110,000, or 1.6%, from $6.7 million at June 30, 2023 to $6.8 million at June 30, 2024, and real estate owned of $50,000, or 13.6% from $368,000 at June 30, 2023 to $418,000 at June 30, 2024. The decrease in investment securities was primarily due to $16.8 million in principal payments. The increase in cash and cash equivalents from $24.8 million at June 30, 2023 to $34.9 million at June 30,2024 was mainly due to decreases in loans receivable and investment securities.

Total liabilities decreased $25.7 million, or 4.2%, from $610.4 million at June 30, 2023 to $584.7 million at June 30, 2024. The decrease in liabilities was comprised of decreases in total deposits of $23.4 million, or 3.9%, from $597.4 million at June 30, 2023 to $574.0 million at June 30, 2024, other borrowings of $1.6 million, or 18.1%, from $8.6 million at June 30, 2023 to $7.0 million at June 30, 2024, other accrued expenses and liabilities of $727,000, or 18.6%, from $3.9 million at June 30, 2023 to $3.2 million at June 30, 2024, and advances from borrowers for taxes and insurance of $33,000, or 6.0%, from $554,000 at June 30, 2023 to $521,000 at June 30, 2024,. The decrease in deposits resulted from decreases in money market deposits of $28.7 million, or 25.1%, from $114.2 million at June 30, 2023 to $85.5 million at June 30, 2024, non-interest deposits of $15.2 million, or 10.5%, from $145.6 million at June 30, 2023 to $130.3 million at June 30, 2024, and savings deposits of $5.3 million, or 6.4%, from $81.9 million at June 30, 2023 to $76.6 million at June 30, 2024, partially offset by increases in certificates of deposit of $24.5 million, or 12.9%, from $190.4 million at June 30, 2023 to $214.9 million at June 30, 2024, and NOW accounts of $1.3 million, or 2.0%, from $65.3 million at June 30, 2023 to $66.6 million at June 30, 2024. The Company had no balances in brokered deposits at June 30, 2024 compared to $3.0 million at  June 30, 2023. There was a shift of balances between deposit categories due to customers moving funds from lower yielding categories to higher yielding categories.

At June 30, 2024, the Company had $2.0 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $1.6 million on non-performing assets at June 30, 2023, consisting of three commercial non-real estate loans, five single-family residential loans, four home equity line-of-credit loans, and three single-family residences in other real estate owned at June 30, 2024, compared to seven single-family residential loans, two commercial non-real estate loans, one consumer loan and two single-family residences in other real estate owned at June 30, 2023.  At June 30, 2024 the Company had five commercial non-real-estate loans, six single family residential loans, four home-equity line-of-credit loans, and one auto loan classified as substandard, compared to ten single family residential loans, three commercial non-real-estate loans, two commercial real estate loans, and three home equity line-of-credit loans classified as substandard at June 30, 2023.  There were no loans classified as doubtful at June 30, 2024 or June 30, 2023.

Shareholders’ equity increased $2.3 million, or 4.5%, from $50.5 million at June 30, 2023 to $52.8 million at June 30, 2024. The increase in shareholders’ equity was comprised of current year net income of $3.6 million, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $501,000, proceeds from the issuance of common stock from the exercise of stock options of $373,000, and a decrease in the Company’s accumulated other comprehensive loss of $39,000, partially offset by dividends paid totaling $1.6 million, stock repurchases of $486,000, and CECL implementation totaling $189,000.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”.  We undertake no obligation to update any forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

HOME FEDERAL BANCORP, INC. OF LOUISIANA
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In thousands except share and per share data)

	June 30, 2024	June 30, 2023
	(Unaudited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $25,505 and $22,215 at June 30, 2024 and June 30, 2023, Respectively)	$34,948	$24,765
Securities Available-for-Sale (amortized cost June 30, 2024: $30,348; June 30, 2023: $42,910, Respectively)	27,037	39,551
Securities Held-to-Maturity (fair value June 30, 2024: $54,450; June 30, 2023: $59,678, Respectively)	67,302	72,879
Other Securities	1,614	1,544
Loans Held-for-Sale	1,733	4
Loans Receivable, Net of Allowance for Credit Losses (June 30, 2024: $4,574; June 30, 2023: $5,173, Respectively)	470,852	489,493
Accrued Interest Receivable	1,775	1,790
Premises and Equipment, Net	18,303	16,561
Bank Owned Life Insurance	6,810	6,700
Goodwill	2,990	2,990
Core Deposit Intangible	1,199	1,533
Deferred Tax Asset	1,181	1,313
Real Estate Owned	418	368
Other Assets	1,350	1,424

Total Assets	$637,512	$660,915

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$130,334	$145,553
Interest-bearing	443,673	451,808
Total Deposits	574,007	597,361
Advances from Borrowers for Taxes and Insurance	521	554
Other Borrowings	7,000	8,550
Other Accrued Expenses and Liabilities	3,181	3,908

Total Liabilities	584,709	610,373

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized; None Issued and Outstanding	-	-
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,144,168 and 3,133,351 Shares Issued and Outstanding at June 30, 2024 and June 30, 2023, Respectively	32	31
Additional Paid-in Capital	41,739	40,981
Unearned ESOP Stock	(408)	(523)
Retained Earnings	14,055	12,707
Accumulated Other Comprehensive Loss	(2,615)	(2,654)

Total Shareholders’ Equity	52,803	50,542

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$637,512	$660,915

HOME FEDERAL BANCORP, INC. OF LOUISIANA
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (In thousands except share and per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
INTEREST INCOME
Loans, including fees	$7,064	$6,866	$29,016	$23,452
Investment securities	78	146	651	251
Mortgage-backed securities	441	483	1,826	1,954
Other interest-earning assets	236	254	371	974
Total interest income	7,819	7,749	31,864	26,631

INTEREST EXPENSE
Deposits	3,310	2,119	11,998	4,506
Federal Home Loan Bank borrowings	-	8	180	79
Other bank borrowings	149	172	735	494
Total interest expense	3,459	2,299	12,913	5,079
Net interest income	4,360	5,450	18,951	21,552

PROVISION FOR CREDIT LOSSES	45	150	40	868
Net interest income after provision for credit losses	4,315	5,300	18,911	20,684

NON-INTEREST INCOME
Gain on sale of loans	81	62	265	466
Loss on sale of real estate	-	-	(415)	-
Gain on sale of fixed assets	-	-	-	4
Gain on sale of securities	-	-	26	-
Income on bank owned life insurance	28	25	110	103
Service charges on deposit accounts	373	402	1,524	1,476
Other income	24	15	74	50

Total non-interest income	506	504	1,584	2,099

NON-INTEREST EXPENSE
Compensation and benefits	2,387	2,394	9,524	9,088
Occupancy and equipment	577	540	2,202	2,080
Data processing	142	278	655	842
Audit and examination fees	93	71	549	314
Franchise and bank shares tax	168	145	656	531
Advertising	58	101	360	340
Professional fees	114	147	557	1,233
Loan and collection	31	50	155	198
Amortization core deposit intangible	76	103	334	174
Deposit insurance premium	104	148	393	297
Other expenses	247	227	1,041	916
Total non-interest expense	3,997	4,204	16,426	16,013

Income before income taxes	824	1,600	4,069	6,770
PROVISION FOR INCOME TAX EXPENSE	186	343	476	1,066

NET INCOME	$638	$1,257	$3,593	$5,704

EARNINGS PER SHARE
Basic	$0.21	$0.42	$1.18	$1.89
Diluted	$0.21	$0.40	$1.18	$1.81

	Three Months Ended		Year Ended
	June 30,		June 30,
	2024	2023	2024	2023

Selected Operating Ratios(1):
Average interest rate spread	2.15%	2.84%	2.38%	3.37%
Net interest margin	2.91%	3.35%	3.08%	3.73%
Return on average assets	0.40%	0.73%	0.55%	0.92%
Return on average equity	5.07%	9.24%	7.01%	11.57%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.31%	0.24%	0.31%	0.24%
Allowance for credit losses as a percent of non-performing loans(3)	228.70%	417.85%	228.70%	417.85%
Allowance for credit losses as a percent of total loans receivable(3)	0.96%	1.05%	0.96%	1.05%

Per Share Data:
Shares outstanding at period end	3,144,168	3,133,351	3,144,168	3,133,351
Weighted average shares outstanding:
Basic	3,056,633	3,015,858	3,044,081	3,020,748
Diluted	3,020,939	3,113,769	3,045,009	3,152,885

_________________________________________
(1)	Ratios for the three-month period are annualized.
(2)	Asset quality ratios are end of period ratios.
(3)	Prior to July 1, 2023, the incurred loss methodology was used to estimate credit losses. Subsequent to that date, credit losses are estimated using the CECL methodology.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145